Exhibit 10.17

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MANUFACTURING AND SUPPLY AGREEMENT

This MANUFACTURING AND SUPPLY AGREEMENT (“Agreement”) is made as of this 28th day of June, 2006, (the “Effective Date”) by and between ASTRAZENECA, LP, a Delaware limited partnership having a principal place of business at 1800 Concord Pike, Wilmington, Delaware, 19850, (“AZ”) and ABRAXIS BIOSCIENCE, INC., a Delaware corporation having a place of business at 11777 San Vincente Blvd., Suite 550, Los Angeles, CA 90049 (“ABBI”).

RECITALS

WHEREAS, ABBI and an Affiliate (as defined below) of AZ have entered into an Asset Purchase Agreement, dated April 26, 2006 (the “Asset Purchase Agreement”) whereby ABBI has purchased certain assets, including certain distribution rights, related to the Products (as defined below); and

WHEREAS, AZ and ABBI desire to enter into an arrangement for the manufacture of the Products by AZ for sale by ABBI solely within the Territory (as defined below).

NOW, THEREFORE, the Parties hereto, intending to be legally bound, agree to the following:

1.	DEFINITIONS

The following terms for the purpose of this Agreement shall have the following respective meanings:

1.1	“Active Ingredient” shall mean, with respect to any Product, the active pharmaceutical ingredient(s) in a Product.

1.2	“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. “Control,” and with correlative meanings, the terms “controlled by” and “under common control with” means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. With respect to AZ, “Affiliate” shall also mean any corporation or other business entity that controls, is controlled by or under common control with AstraZeneca PLC.

1.3	“Annual Period” shall mean a calendar year, provided, however, that the first Annual Period shall run from the Effective Date through December 31 of such year and may therefore be less than a calendar year.

1.4	“CGMP Requirements” means the FDA’s current Good Manufacturing Practice requirements as promulgated under the FFDCA at 21 CFR (Parts 210 and 211),

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and as further defined by FDA guidance documents, as such may be amended from time to time, applicable to the Manufacturing, processing and packaging of the Products.

1.5	“Clawback Amount” shall mean, for each Clawback Product, an amount equal to the percentage set forth on Schedule G for such Clawback Product of the Purchase Price actually paid by ABBI under the Asset Purchase Agreement multiplied by a fraction, the numerator of which is the number of days remaining in the Initial Term as of the date of termination of the Agreement and the denominator of which is the total number of days in the Initial Term.

1.6	“Clawback Products” shall mean (i) Diprivan® (Propofol) and (ii) Ropivacaine.

1.7	“Components” shall mean all containers, closures, packaging components, labels and labeling necessary for the manufacture of the Product as finished goods.

1.8	“Confidential Information” has the meaning set forth in Section 12 of this Agreement.

1.9	“DEA” shall mean the United States Drug Enforcement Administration.

1.10	“Effective Date” means the date written in the preamble of this Agreement.

1.11	“Facility” means AZ’s Manufacturing facility in Newark, Delaware.

1.12	“FDA” shall mean the United States Food and Drug Administration, or any such successor agency of the United States Federal government.

1.13	“FFDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as amended.

1.14	“Firm Forecast” has the meaning set forth in Section 2.3 of this Agreement.

1.15	“Firm Order” has the meaning set forth in Section 2.3 of this Agreement.

1.16	“Forecast” has the meaning set forth in Section 2.3 of this Agreement.

1.17	“Government and Regulatory Authority Approval” means any and all actions of a Government or Regulatory Authority necessary for the Manufacture and distribution of the Products.

1.18	“Government or Regulatory Authority” means any United States federal, state, or local government, governmental instrumentality or governmental or other regulatory or administrative authority, agency, department, board or court, tribunal or judicial, administrative or arbitration tribunal, and any foreign counterpart thereof.

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1.19	“Law” means any federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines, or any statement having the effect of law, promulgated by any Governmental or Regulatory Authority.

1.20	“LIBO Rate” means an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent (1%)) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the due date for the applicable payment for a one (1) month period.

1.21	“Materials” shall mean, with respect to any Product, all inactive raw materials used in the formulation of the Product necessary for the manufacture of the Product as finished goods.

1.22	“Manufacture”, “Manufactured”, and “Manufacturing” means the manufacturing, processing, formulating, packaging, labeling and holding of such Product prior to delivery to ABBI and performing the in-process and other testing of the Product required to be performed by AZ pursuant to the Quality Agreement prior to delivery to ABBI.

1.23	“Party” means each of AZ and ABBI.

1.24	“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Government or Regulatory Authority.

1.25	“Product” shall mean any of the products set forth in Schedule A attached hereto and made a part hereof.

1.26	“Product Family” shall mean each group of related Products indicated as being a part of the same Product Family on Schedule A hereto.

1.27	“Quality Agreement” means the Agreement executed between the Parties on the date hereof, in the form set forth in Schedule B hereto, and any similar successor agreement governing the same subject matter.

1.28	“Specifications” shall mean the Product descriptions and attributes set forth in Schedule C attached hereto and made a part hereof, which are the descriptions and attributes of the Products as manufactured by AZ immediately prior to the date hereof.

1.29	“Territory” shall have such meaning as set forth in the Asset Purchase Agreement.

1.30	“Territory Percentage” means, with respect to any year, the percentage of the total worldwide production of the Product or API, as applicable, by AZ and its

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Subsidiaries and any other Persons authorized directly or indirectly by AZ and its Subsidiaries to manufacture the Product or API, as applicable, that was sold into the Territory (including in the case of API, as a component of any Product) during the last full calendar year.

1.31	“Work in Process” shall mean, with respect to any Product, Materials and Active Ingredient from the time of pre-weighing for allocation to a manufacturing lot until satisfactory completion of quality testing for such manufacturing lot.

2.	MANUFACTURE OF PRODUCTS

2.1	Manufacturing. AZ agrees to Manufacture the Products, subject to the terms and conditions set forth in this Agreement, to meet ABBI’s requirements for the Products. AZ shall not be required under this Agreement to Manufacture for ABBI an aggregate volume (measured by units) of any Product or Products in any Product Family in excess of the maximum volumes set forth in Schedule F hereto; provided that, in the event that ABBI desires to order from AZ volumes of any Product or Products in excess of the maximum volumes set forth in Schedule F (the “Excess Product Amount”), ABBI shall notify AZ of such desire. In the event that ABBI notifies AZ of its desire to purchase such Excess Product Amount pursuant to the preceding sentence, then AZ may within sixty (60) days of its receipt of such notification, notify ABBI of its willingness to supply such Excess Product Amount, in which event Schedule F shall be amended such that the maximum volume for such Product shall be increased by such Excess Product Amount. In the event that AZ does not notify ABBI of its willingness to supply the Excess Product Amount in the 60-day described above, then, notwithstanding any other provision of this Agreement, ABBI may purchase the Excess Product Amount from a third party supplier. ABBI may not order an aggregate volume (measured by units) of Products in any Product Family that is less than the minimum volumes set forth in Schedule F, except to the extent that ABBI’s failure to order such minimum required volume of Product is the result of market conditions, Product recall or withdrawal or other circumstances outside of ABBI’s reasonable control. AZ shall be ABBI’s exclusive manufacturer and supplier for the Products for sale by ABBI during the term of this Agreement. ABBI shall not sell or distribute, and shall use commercially reasonable effort to ensure that its Affiliates, distributors, licensees or other agents do not sell or distribute, any Products supplied by AZ outside of the Territory.

2.2

Manufacture According to Specifications; Changes to Manufacture. AZ shall Manufacture the Products (a) in accordance with the Specifications, and (b) in material compliance with the Quality Agreement, this Agreement, the CGMP Requirements and all other applicable legal requirements. Notwithstanding the provisions of this Agreement or any of its Schedules, including but not limited to the Specifications, AZ shall implement, as soon as possible, any change to the Manufacture or the Specifications of Products that are required or recommended by

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the FDA or required by CGMP Requirements or applicable Law. Any and all direct costs (including, but not limited to, documented internal administrative costs, costs of external technical consultants engaged by AZ in effectuating such changes, and the costs of obsolescence, including disposal cost, of goods-in-process, raw materials and completed, packaged Products) (collectively, the “Amendment Costs”) associated with any change in the Manufacture or the Specifications of the Products required or recommended by the FDA or required by CGMP Requirements or applicable Law shall be borne by ABBI. Either Party may, not more than once in any twelve month period, propose a change in the Specifications for any Product, subject to the consent of the other Party, which consent shall not be unreasonably withheld. The Amendment Costs of any change in the Specifications proposed by either Party shall be borne by the Party proposing such change. If a change is made to the Specifications, ABBI shall first obtain any required Government and Regulatory Authority approvals and shall make any necessary amendments to regulatory filings.

2.3	Supply and Ownership of Materials. AZ shall arrange to have all Active Ingredients necessary for the manufacture of the Products shipped to AZ. AZ shall be responsible for release of the Active Ingredients in accordance with the Specifications. AZ shall arrange for the supply of all Components and Materials necessary for the Manufacture of the Products. AZ shall retain title and ownership of all Products until shipment in accordance with Section 2.6.

2.4	Forecasts and Orders

(a) ABBI agrees to provide Forecasts, Firm Forecasts and Firm Orders for Products in whole batch increments for each Product by National Drug Code (“NDC”) in accordance with the procedures set forth in this Section 2.4. AZ shall use commercially reasonable efforts to deliver Products ordered in accordance with timelines set forth in the Firm Orders submitted by ABBI in accordance with this Section 2.4.

(b) ABBI shall submit an initial firm order (“Initial Firm Order”) upon execution of this Agreement for the entire inventory of the Products in final form and labeled for sale in the Territory then held by AZ anywhere in the world on and as of such date. The Initial Firm Order shall not specify a delivery date that is not [***] from the date of this Agreement. AZ and ABBI agree that, as part of the Initial Firm Order, AZ shall supply to ABBI, not less than a [***], based on the [***] and that, notwithstanding the preceding sentence, such amount of [***] will be delivered on the delivery date specified in the Initial Firm Order or as soon thereafter as is commercially reasonable. The cost of that part of the Initial Firm Order that consists of [***] is included in the Purchase Price (as defined in the Asset Purchase Agreement), and ABBI shall only be obligated to pay for the other Products included in the Initial Firm Order in accordance with Section 5 of this Agreement.

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(c) Within two business days following the Effective Date, or on such other date as may be agreed to by the Parties in writing, ABBI shall provide to AZ a non-binding forecast of ABBI ‘s requirements for each Product by NDC for a [***] (a “Forecast”). Such Forecast shall be revised quarterly for a rolling [***] period and delivered to AZ on the first day of each calendar quarter. In addition, for the purposes of AZ’s long-term planning, ABBI shall provide a non-binding best estimate of a [***] forecast of its anticipated quarterly requirements for each Product by NDC, which shall be updated on an annual basis on the anniversary of the Effective Date of this Agreement.

(d) Within ten (10) business days after the Effective Date of this Agreement, ABBI shall submit to AZ a non-cancelable purchase order (a “Firm Order”) for ABBI’s orders of Products by NDC to be delivered during the remainder of the current calendar quarter and the following first full calendar quarter. Thereafter, ABBI shall submit a Firm Order no later than the first day of each calendar quarter for all of ABBI’s orders of Products by NDC to be delivered in the following calendar quarter. ABBI shall also submit to AZ along with such Firm Order a forecast for the next calendar quarter following the quarter to which the Firm Order applies (a “Firm Forecast”). (See Schedule E attached hereto.) The volume set forth in any Firm Order may not deviate more than [***] for each Product by NDC from the Firm Forecast submitted to AZ by ABBI for such calendar quarter.

(e) AZ will respond within [***] of receiving each of ABBI’s quarterly rolling Forecast, Firm Forecast and Firm Order, and will either (i) confirm acceptance by AZ of the Forecast, Firm Forecast and Firm Order quantities or (ii) reject the requested quantities and initiate dialogue between the Parties to arrive at mutually acceptable values for the Forecast, Firm Forecast and Firm Order. AZ will use commercially reasonable efforts to accommodate any additional quantity of Products requested by ABBI after the Firm Order has been submitted to AZ, but AZ shall not be liable in any respect for its inability to do so. Notwithstanding anything in this Agreement to the contrary, AZ shall have no obligation to supply more than [***] of the aggregate volume of each Product by NDC for such calendar quarter set forth in any Firm Forecast. Firm Orders may be amended only by mutual agreement of the Parties, in writing. Furthermore, in the event that ABBI submits a Firm Order for a volume that is less than [***] of the volume of any Product(s) by NDC indicated in the Firm Forecast for such calendar quarter, and AZ elects to accept such Firm Order, then AZ shall use commercially reasonable efforts to utilize excess Components, Materials and Work in Process as a result of such order shortfall for the requirements of other Affiliates of AZ or for future periods covered by this Agreement. If AZ is unable to utilize such Components, Materials and Work in Process, then in such case (and only in such case) AZ shall have the right to invoice ABBI for the cost of all Components, Materials and Work in Progress that AZ discarded as a result of such order shortfall.

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2.5	Inability of AZ to Meet Requirements. Notwithstanding the foregoing, if, during the term of this Agreement:

(a)	If during any calendar quarter (a “Supply Deficit Quarter”) during the Term, AZ for any reason (other than a Force Majeure event) does not deliver units of Products in any Product Family with an aggregate price (determined in accordance with Section 5.1) of at least [***] of the aggregate price (determined in accordance with Section 5.1) of Products of such Product Family subject to firm orders made in accordance with the terms of this Agreement (other than as a result of ABBI’s failure to comply with Section 2.4) that but for such failure of supply would have been delivered in the ordinary course of business during such calendar quarter and been sold by ABBI, then ABBI shall be entitled to receive from AZ an amount determined as follows: After the occurrence of the next Full Supply Period (defined below), the Parties shall calculate the amount of net profits attributable to the sale of Products in such Product Family (determined in accordance with generally acceptable accepted accounting principles as consisting applied by ABBI) that ABBI would have realized in such Supply Deficit Quarter had net profits of the Products in such Product Family realized by ABBI during such quarter been equal to the net profits attributable to the Product in such Product Family realized by ABBI during such Full Supply Period. Within [***] after the calculation of such amount (the “Alternative Compensation Amount”), AZ shall pay to ABBI an amount equal to (a) the Alternative Compensation Amount for the applicable Supply Deficit Quarter, less (b) the amount of net profits attributable to the Products in such Product Family actually realized by ABBI for such Supply Deficit Quarter. “Full Supply Period” means the [***] calendar quarters following the Supply Deficit Quarter during which ABBI is able to fulfill Firm Orders placed by ABBI in accordance with the terms of this Agreement. ABBI shall use commercially reasonable efforts to maximize profits attributable to Products from such Product Family in any Supply Deficit Quarter, including, without limitation, by seeking to purchase Product equal to the amount of any shortfall from third party suppliers.

(b)

If either (x) for any calendar quarter, AZ for any reason (other than Force Majeure) does not deliver units of such Clawback Product with an aggregate price (determined in accordance with Section 5.1) of at least [***] of the aggregate price (determined in accordance with Section 5.1) of ABBI’s requirement for such Clawback Products for such quarter (other than as a result of ABBI’s failure to comply with Section 2.4), or (y) for a period of two consecutive calendar quarters, AZ for any reason (other than Force Majeure) does not deliver units of such Clawback Product with an aggregate price (determined in accordance with Section 5.1) of at least [***] of the aggregate price (determined in accordance with Section 5.1) of ABBI’s requirement for such Clawback Product (other than ABBI’s failure to comply with Section 2.3), then ABBI may terminate this

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Agreement with respect to such Clawback Product by delivery of a written notice of termination to AZ within [***] days after the completion of such [***] period. If ABBI terminates this Agreement with respect to one or more Clawback Products pursuant to this Section 2.5, AZ shall pay to ABBI the Clawback Amount within [***] days of the effectiveness of such termination. A termination of this Agreement by ABBI with respect to one or more Clawback Products pursuant to this Section 2.4 shall become effective [***] days after delivery to AZ of the applicable notice of termination.

(c)	If in any year there are shortages of the raw materials and/or components used to manufacture the Products or if capacity limitations indirectly or directly lead to a shortage in the supply of a Product, or if for other reasons AZ is unable to supply any Product hereunder, then AZ shall allocate the available supply of the Product such that ABBI receives hereunder no less then the Territory Percentage of the total worldwide production of the Product during such year by AZ and any other persons authorized directly or indirectly by AZ to manufacture the Product.

2.6	Delivery of Products. AZ agrees to arrange delivery of the Products to ABBI F.O.B. AZ’s shipping point in the United States. ABBI shall designate not more than one (1) delivery destination in the Territory for all orders hereunder. AZ shall deliver Products through a carrier mutually acceptable to the Parties. Until [***] of the Effective Date, AZ shall pay all shipping costs for the delivery of Products hereunder from AZ’s shipping point in the United States to ABBI’s delivery destination, and after such date, ABBI shall pay such costs. Products shall be shipped in accordance with FDA and DEA regulations, and other applicable federal and state regulations.

2.7	Storage of Products. Each of ABBI’s Firm Orders shall include a delivery timeline specifying the date or dates upon which ABBI will take delivery of the Product(s). In the event that ABBI fails to take delivery by the date(s) specified, ABBI shall pay a storage charge of [***] per pallet per day.

3.	MANUFACTURING STANDARDS AND QUALITY ASSURANCE

3.1	Each Product will be Manufactured, controlled, tested, and released in accordance with the executed Quality Agreement as set forth on Schedule B. If there is any inconsistency between this Agreement and the Quality Agreement, the terms of the Quality Agreement shall control with respect to quality issues, and this Agreement shall control with respect to all other issues.

3.2	AZ warrants that, as of the date of each delivery hereunder to ABBI, and until its date of expiration, each Product shall comply with the provisions of the FFDCA, and such Product shall not, when delivered to ABBI, be adulterated or misbranded within the meaning of the FFDCA. A material default by either Party of the Quality Agreement shall be deemed a default under this Agreement.

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4.	REGULATORY SUBMISSIONS

4.1	Regulatory Approval. ABBI warrants and shall ensure that each Product shall have appropriate Government and Regulatory Authority Approval for commercial sale by ABBI prior to commercial sale by ABBI in the Territory and further warrants such Product after delivery to ABBI will not be adulterated or misbranded within the meaning of the FFDCA. AZ shall maintain drug master files for each active pharmaceutical ingredient manufactured by AZ included in the Products during the term of this Agreement in accordance will all applicable Laws, including by filing any necessary amendments or modifications thereto.

4.2	Recalls. All coordination of any recall or field correction activities involving Products shall be handled by ABBI whether or not such action was requested by AZ. Each Party shall promptly notify the other if such Party believes that a recall of any Product may be necessary or advisable, and ABBI shall institute any recall of any Product that AZ notifies ABBI should be undertaken.

4.3	Expenses. In the event that any Product is recalled as a result of any of the matters specified in Section 8.1 or otherwise at AZ’s request, then AZ shall bear all of the reasonable, documented out-of-pocket costs and expenses of such recall including without limitation expenses related to communications and meetings with all required Government and Regulatory Authorities, customer credits for recalled stock, the cost of notifying customers and costs associated with shipment of recalled Product from customers and shipment of an equal amount of replacement Product to those customers. In the event that any Product is recalled as a result of any act other than as set forth in the immediately preceding sentence, then ABBI shall bear all of the reasonable, documented costs and expenses of such recall, including without limitation expenses related to communications and meetings with all required Government and Regulatory Authorities, expenses of replacement stock, the cost of notifying customers and costs associated with shipment of recalled Product from customers and shipment of an equal amount of replacement Product to those customers. In the event that the reason for any recall of Product hereunder is in part the responsibility of AZ as described in the first sentence of this Section 4.3 and in part the responsibility of ABBI as described in the immediately preceding sentence, then the expenses shall be allocated in an equitable manner between the parties.

5.	CONSIDERATION

5.1	Price. The prices for the Products to be delivered by AZ, during the term of this Agreement shall as set forth on Schedule D.

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5.2	Terms of Payment. The terms of payment shall be net thirty (30) days from date of invoice. In case of default with respect to payment, any amount not paid timely shall bear interest from its due date through the date of effective receipt of payment at the rate equal to the LIBO Rate plus three percent (3%).

6.	TERM AND TERMINATION

6.1	Term and Renewal. The obligations of the parties hereunder shall commence on the Effective Date and continue for a period of five (5) years (the “Initial Term”) unless this Agreement is terminated as provided herein or unless extended by the mutual agreement of the parties. At the end of the first three (3) years of the Initial Term, the Parties agree to commence good faith discussions to agree upon appropriate supply arrangements applicable after the expiration of the Initial Term.

6.2	Termination for Breach. This Agreement may be terminated by either Party if the other Party fails to remedy and make good any material default in the performance of any condition or obligation under this Agreement within ninety (90) days of the date a written notice of such default and intention to terminate is sent to the defaulting Party; provided that if a defaulting Party has promptly from receipt of notice commenced to cure such default and can demonstrate that it is diligently attempting to cure such default at the lapse of such ninety (90) days, then such party shall have such additional time to cure as may be reasonably required but not to exceed an additional seventy-five (75) days.

6.3	Termination for Bankruptcy. This Agreement may be terminated by either Party immediately, or at any time thereafter by notice to the other if the other becomes bankrupt or insolvent, or enters into liquidation whether compulsorily or voluntarily, or convenes a meeting of its creditors, or has a receiver appointed over all or part of its assets, or ceases for any reason to carry on business.

6.4	Termination for Force Majeure. This Agreement may be terminated by a Party, upon thirty (30) days written prior notice in the event of the other Party’s inability to substantially perform its obligations hereunder for more than one hundred eighty (180) days due to an event of force majeure as defined in Section 13.1 herein, provided that the Party suffering the force majeure occurrence (the “Affected Party”) reasonably expects that such condition of force majeure will be remedied within ninety (90) days from the date on which the Affected Party receives the other Party’s notice of termination, then the Affected Party shall have ninety (90) days from the date of such notice to remedy such force majeure condition before termination becomes effective.

6.5	No Waiver. The failure of either Party to terminate this Agreement by reason of the breach of any of its provisions by the other Party shall not be construed as a waiver of the rights or remedies available for any subsequent breach of the terms and provisions of this Agreement.

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6.6	Accrued Liabilities. Termination of this Agreement for any reason shall not discharge either Party’s liability for obligations incurred hereunder and amounts unpaid at the time of such termination. ABBI shall pay AZ for any finished Product ordered by ABBI prior to termination. ABBI shall also pay AZ for any Work in Process and Materials (supplied by AZ) that were to be used in the manufacture of Product hereunder and that are in AZ’s possession upon termination of the Agreement. All Materials, Work in Process and finished goods of Product ordered by ABBI in AZ’s possession shall be returned to ABBI.

6.7	Property. In the event of termination of this Agreement for whatever cause, in addition to the other obligations of the Parties hereunder, each Party shall return to the other Party or to the other Party’s designee, at the owner’s sole cost and expense, no later than thirty (30) days after the effective date of termination all of such other Party’s property, including, but not limited to, all proprietary information, in its possession, except to the extent required to be retained by Law or to comply with such party’s continuing obligations hereunder.

7.	INDEPENDENT CONTRACTORS

The Parties acknowledge, agree and declare that the relationship hereby established between them is solely that of provider and recipient of manufacturing services and that each Party hereto is an independent contractor with respect to the other. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement as granting either Party the authority to bind or contract any obligation in the name of or on account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

8.	INDEMNIFICATION

8.1	Indemnification by AZ. AZ agrees to indemnify, defend and hold harmless ABBI, its Affiliates and their respective employees against any and all third-party claims, including claims made against ABBI by any of its distributors, losses, damages and liabilities, including reasonable attorney’s fees, incurred by any of them arising out of (i) any failure of AZ or its Affiliates to Manufacture, test, assemble, package, store, ship and deliver Products and Components in accordance with the Specifications or the terms of this Agreement, and (ii) any other breach of AZ’s agreements, representations, warranties or covenants contained in this Agreement.

8.2

Indemnification by ABBI. ABBI agrees to indemnify, defend and hold harmless AZ, its Affiliates and their employees against any and all third-party claims, losses, damages and liabilities, including reasonable attorney’s fees, incurred by

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any of them arising out of (i) any breach of any of ABBI’s agreements, representations, warranties or covenants contained in this Agreement; or (ii) any adulteration, misbranding or deterioration which occurs to the Products as a result of ABBI’s or its Affiliates mishandling of the Products.

8.3	Procedure. If ABBI, its Affiliates or their respective employees, or AZ, its affiliates or their respective employees (in each case an “Indemnified Party”) receive any written claim which such Indemnified Party believes is the subject of indemnity hereunder by AZ or ABBI as the case may be (in each case an “Indemnifying Party”), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party; provided, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party unless the Indemnifying Party demonstrates that the defense of such claim is prejudiced by such failure. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim, at its cost, with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume the defense of such claim or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, but at the cost of the Indemnifying Party. If the Indemnifying Party so assumes such defense, it shall have absolute control of the conduct of the litigation; the Indemnified Party may, nevertheless, participate therein through counsel of its choice and at its cost. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Party. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

9.	INSURANCE

9.1	Each Party shall obtain and keep in force during the term of this Agreement, (a) worker’s compensation insurance in compliance with the worker’s compensation laws of the state or states in which such Party has employees performing work related to this Agreement and employer’s liability insurance with respect to such employees written on a per occurrence basis with a minimum limit of One Million Dollars ($1,000,000) per occurrence; and (b) commercial general liability insurance, written on a per occurrence basis, including, without limitation, premises, broad form property damages, contractual and products liability/completed operations coverage, which shall specifically cover such Party’s indemnification obligations under Section 8.1 or 8.2 hereof, as applicable, with a combined single limit for bodily injury and property damage of not less than Ten Million Dollars ($10,000,000), provided however that either party may self-insure for this coverage.

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9.2	Each Party shall furnish certificates of insurance for the policies of such Party to the other Party within ten (10) days after the Effective Date. Each Party shall immediately provide the other with written notice of any cancellation, non renewal, expiration or material modification of any policy. Should either Party at any time neglect or refuse to provide the insurance required herein, or should such insurance be canceled or materially modified, the other Party shall have the right to procure the same and the cost thereof shall be deducted from any compensation then due or thereafter to become due to the first Party.

10.	LIMITATION OF LIABILITY

Limitation. Neither Party shall be liable to the other for special, indirect, incidental or consequential damages.

11.	FORCE MAJEURE

Force Majeure. Neither Party shall be liable to the other for default or delay in the performance of its obligations under this Agreement, if such default or delay shall be caused directly or indirectly by events beyond the non-performing Party’s reasonable control, including accident, fire, flood, riot, war, terrorism, act of God, embargo, strike, failure or delay of normal source of supply of materials due to circumstances beyond such Party’s control (which shall not be deemed to include a failure to procure normal supply of materials due to financial reasons), or delay of carriers, or complete or partial shutdown of plant by any of the foregoing causes or other causes beyond its reasonable control, provided same are not due to the fault or neglect of such Party and provided further that any such delay or failure shall be remedied by such Party as soon as possible after the cause of such failure or delay.

12.	CONFIDENTIALITY

12.1

Except as otherwise set forth in or necessary to carry out the provisions of the Asset Purchase Agreement, any information or data (including but not limited to, any technical information, experience or data) regarding either Party’s formulations, plans, programs, plants, processes, technical materials, Product, production requirements, standard specifications, costs, equipment, operations, procedures, instructions or customers (all of which is herein referred to as “Confidential Information”) is the sole property of the respective Party. Each Party shall treat the other Party’s Confidential Information in the same protective manner that it treats its own Confidential Information. Parties shall not use, except for the purpose of carrying out this Agreement, or disclose to others or permit their employees or agents to use, except for the purpose of carrying out this Agreement, or disclose to others, during the term of this Agreement and for a period of four (4) years from the date of termination or expiration of this

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Agreement, Confidential Information which has heretofore come or hereafter may come within the knowledge of, or which has been or may hereafter be acquired or developed by the respective party, its employees or agents, in the performance of any services hereunder. This paragraph shall not prevent either Party from using or disclosing to others information:

(i)	which is known to the receiving Party at the time it is disclosed by obtained from the disclosing Party, which knowledge can be established by competent evidence; or

(ii)	which is, or through no fault of the receiving Party becomes, lawfully available to the public; or

(iii)	which lawfully becomes available to the receiving Party from a source other than the disclosing Party; or

(iv)	which the receiving Party is required by applicable Law, a court having jurisdiction, or Government or Regulatory Authority to disclose (provided that reasonable prior notice and an opportunity to limit such disclosure is provided to the other Party).

12.2	Upon termination of this Agreement, if requested, the receiving Party shall deliver to the disclosing party all notes, drawings, blueprints, manuals, letters, notebooks, reports of or pertaining to Confidential Information, including all copies thereof, and all other Confidential Information which is in the possession of or under the control of the receiving Party. Parties shall restrict access to Confidential Information to as few as practicable of their employees, and in all cases shall restrict such knowledge to only those employees who are directly connected with the performance of the services hereunder.

13.	COMPLIANCE WITH LAW

Each Party shall comply with, and shall not be in material violation of, all valid, applicable Laws that materially affect such Party’s performance of its obligations under this Agreement.

14.	TRADE NAMES AND TRADEMARKS

14.1	AZ’s Rights. Except as otherwise set forth in the Asset Purchase Agreement, ABBI hereby acknowledges that it does not have, and shall not acquire by virtue of this Agreement, any rights to or under any goodwill, trademark, tradename, copyright, patent of AZ, nor in any of AZ’s trademarks or trade names appearing on the label or packaging materials of the Products. ABBI agrees to do nothing by act or omission which would impair AZ’s or its Affiliates’ rights, ownership and title in the aforementioned.

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14.2	ABBI ‘s Rights. AZ hereby acknowledges that it does not have, and shall not acquire by virtue of this Agreement, any rights to or under any goodwill, trademark, tradename, copyright, patent or other intellectual property of ABBI, nor in any of ABBI ‘s trademarks or trade names appearing on the label or packaging materials of the Products. AZ agrees to do nothing by act or omission which would impair ABBI ‘s or its Affiliates’ rights, ownership and title in the aforementioned.

14.3	No Contest. Each Party further agrees not to contest, deny or dispute the validity of any trademarks or trade names owned by the other Party appearing on the labels or packaging materials of the Products or the title of such other Party thereto, and not to assist others in doing so, and not to take action of any kind inconsistent with the holding of all such trademark rights by such other Party.

14.4	Use. Neither Party shall use the trademarks or trade names owned by the other Party under which the Products are Manufactured on any other goods or products, except as provided hereunder or in the Asset Purchase Agreement.

14.5	Infringement. Each Party shall immediately report in writing to the other Party upon being acquainted through any source whatsoever of any and all infringements or threatened infringements of the trade names or trademarks owned by such other Party appearing on the labels and packaging materials of the Products, and any attempt on the part of anyone to register, copy, infringe upon or imitate such trademarks or trade names, and if required by such party, the notifying Party will, at the other Party’s sole expense, take such steps as the other Party may deem advisable against the infringement or otherwise for the protection of the other Party’s rights.

14.6	Survival. The obligations set forth in this Article 14 shall survive the termination or expiration of this Agreement.

14.7	Intellectual Property Indemnification. ABBI shall indemnify, defend and hold AZ and its employees, servants and agents harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses (including reasonable attorney’s fees), and liabilities which AZ may incur, suffer or be required to pay by reason of any patent infringement suit or other intellectual property suit brought against AZ because of AZ’s Manufacture of a Product, except to the extent that the foregoing would be subject to an indemnification obligation of ABBI by AZ arising out of a breach of the representation set forth in Section 4.6 the Asset Purchase Agreement (disregarding the time limitation set forth in Section 11.1(a) of the Asset Purchase Agreement for purpose of such determination).

15.	NOTICES

15.1

Any notice or request expressly provided for or permitted under this Agreement shall be in writing, delivered manually or by mail, telegram, telefax or cable and shall be deemed sufficiently given if and when received by the Party to be notified at its

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address first set forth below, or if and when mailed by registered mail or certified mail, postage prepaid, addressed to such party at such address. Either Party, by notice to the other, may change its address for receiving such notices.

To AZ:	Vice President of Operations
AstraZeneca
Pharmaceuticals LP
1800 Concord Pike
Wilmington, DE 19850

With a copy to:	General Counsel
AstraZeneca
Pharmaceuticals LP
1800 Concord Pike
Wilmington, DE 19850

To ABBI:	Abraxis BioScience, Inc.
11777 San Vincente Boulevard, Suite 500
Los Angeles, CA 90049
Attention: General Counsel
Telephone No:
Facsimile No:

with a copy to:	Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Philip Richter, Esq.
Telephone No: (212) 859-8000
Facsimile No: (212) 859-4000

16.	GOVERNING LAW

The rights and obligations of the parties to this Agreement and this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof concerning conflict of laws. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any such action, suit or proceeding related then to except in such courts

17.	COMPLETE CONTRACT

This document, together with the Schedules thereto (including but not limited to the Quality Agreement) constitutes the complete and exclusive statement of the terms of the Agreement between the Parties hereto with reference to the subject matter hereof, and no statement or agreements, oral or written, made prior to or at the signing hereof

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shall vary or modify the written terms hereof, and neither Party shall claim any modification or rescission from any provision hereof unless such modification or rescission is in writing, signed by the other Party.

18.	ASSIGNMENT

This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and neither this Agreement nor any of the rights, interests or obligations hereunder of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that the ABBI may, without the consent of AZ, assign all of its rights hereunder to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the generic pharmaceutical business of ABBI and may assign its rights hereunder with respect to any Product or Products to any person. Any assignment made in contravention of the terms of this Section 18 shall be void ab initio.

19.	WAIVER

The waiver by any Party of any breach by another party of any term or condition of this Agreement shall not constitute a waiver of any subsequent breach or nullify the effectiveness of that term or condition.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

21.	NO BENEFIT TO OTHERS

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise provided in this Agreement.

22.	SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect then to the fullest extent permitted by applicable Law and if the rights or obligations of any Party will not be materially and adversely affected: (a) such provision will be given no effect by the Parties and shall not form part of this Agreement, (b) all other provisions of this Agreement shall remain in full force and effect; and, (c) the Partis will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent

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with applicable Law and achieves, as nearly as possible, the original intention of the Parties. To the fullest extent permitted by applicable Law, the Parties waive any provision of law that would render any provision of this Agreement invalid, illegal or unenforceable in any respect.

23.	SURVIVAL

The respective rights and obligations of the Parties set forth in this Agreement shall survive the expiration or termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

ABRAXIS BIOSCIENCE, INC.		ASTRAZENECA PHARMACEUTICALS LP

By:	/s/ Bruce Wendel	By:	/s/ Ann V. Booth-Barbarin
Name:	Bruce Wendel	Name:	Ann V. Booth-Barbarin
Title:	EVP, Corporate Development	Title:	Assistant Secretary